COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT is made as of the 5th day of May, 1997, by and between Netspeak Corporation, a Florida corporation (the "Company"), and ACT Networks, Inc., a Delaware corporation (the "Investor").

                                    RECITALS

         WHEREAS, the Company has filed with the Securities Exchange Commission (the "SEC"), a Registration Statement on Form S-1 (the "Registration Statement") to issue up to 2,300,000 shares of its common stock (the "Registered Stock") in an initial public offering (the "IPO");

         WHEREAS, the Investor wishes to give the Company an indication of interest to purchase $2,000,000 of Registered Stock;

         NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the parties hereto agree as follows:

         1. THE SECURITIES.

                  1.1 INDICATION OF INTEREST.

                      The Investor has received and reviewed a copy of the Registration Statement and hereby indicates to the Company that it has an interest in purchasing that number of shares of the Company's Registered Stock (such shares, the "Securities") in the IPO which equals $2,000,000 divided by the actual price per share of the Registered Stock as sold to the public in the IPO. Upon the Registration Statement being declared effective by the SEC, the Company will furnish the Investor with a definitive prospectus. The Investor shall promptly notify the Company of its election to proceed with the purchase of the Securities, subject to the other temrs and conditions set forth herein.

                  1.2 CLOSING. The purchase and sale of the Securities shall take place at the same time and place as the closing of the IPO, subject to the prior or concurrent fulfillment of all of the closing conditions set forth herein (which time and place are designated as the "Closing"). The Company shall provide the Investor with at least three (3) days written notice prior to the Closing. At the Closing, the Company shall deliver to the Investor a certificate representing the Common Stock that the Investor is purchasing against payment of the purchase price therefor. The purchase price shall be paid by the Investor in accordance with instructions furnished by Josephthal, Lyon & Ross Incorporated and Cruttenden Roth Incorporated, the representatives (the "Representatives") of the several underwriters of the IPO.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that:

                  2.1 UNDERWRITING AGREEMENT REPRESENTATIONS. Each of the representations and warranties to be made by the Company to the Underwriters in
Section I of the Underwriting Agreement to be entered into between the Company and the Representatives relating to the IPO (the "Underwriting Agreement") will be true and accurate as of the date thereof and at the Closing. Such representations and warranties shall be deemed to be incorporated herein as if set forth herein, and the Investor shall be entitled to rely on the same as if such representations and warranties were made directly to the Investor as of the date of the Underwriting Agreement and at the Closing.

                  2.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement the performance of all obligations of the Company hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  2.3 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would have a material adverse effect on the Company's ability to enter into this Agreement, or to consummate the transactions contemplated hereby.

                  2.4 COMPLIANCE WITH OTHER INSTRUMENTS.

                           (a) The Company is not in violation or default in any
material respect of any provision of its Articles or Bylaws, or any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, in each case, which violation or default would have a material adverse effect on the Company's ability to enter into this Agreement or to consummate the transactions contemplated hereby, or which would have a material adverse effect on the Company, its properties, business or financial condition. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) result in any such violation or default or (b) be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract to which the Company is a party or to which its assets are bound, or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants that it has full power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

         4. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor under Section I of this Agreement are subject to the turbulent on or before the Closing of each of the following conditions, the waiver of which shall not be effective unless the Investor consents in writing thereto:

                  4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. The Company shall have, concurrently with the Closing, consummated the IPO of at least 1,500,000 shares of Registered Stock pursuant to the Registration Statement (including the Securities) with gross proceeds of at least $10,000,000. If the IPO has not been consummated prior to August 1, 1997, this Agreement shall terminate and neither the Company nor the Investor shall have any obligation hereunder.

                  4.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement and the Registration Statement, as the case may be, shall be duly obtained and effective as of the Closing.

                  4.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonable satisfactory in form and substance to Investor's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                  4.5 OFFICER'S CERTIFICATE. The Company shall have delivered a certificate executed by the Chief Executive Officer of the Company certifying as to the matters set forth in Sections 4.1 and 4.2 hereof.

                  4.6 DELIVERY OF STOCK CERTIFICATE. The Company shall have delivered a Common Stock certificate representing the Securities acquired hereunder.

                  4.7 CONSUMMATION OF TECHNOLOGY DEVELOPMENT AND LICENSE AGREEMENT. The Company and the Investor shall have executed and delivered that certain Technology Development and License Agreement to be dated the date hereof, and the Company shall not be in breach or default under such agreement in any material respect.

         5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor.

                  5.1 Representations and Warranties. The representation and warranty of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representation and warranty had been made on and as of the Closing.

                  5.2 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered the purchase price in accordance with the provisions of Section 1.2.

                  5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement and the Registration Statement, as the case may be, shall be duly obtained and effective as of the Closing.

                  5.4 DIRECTOR'S AND OFFICER'S INSURANCE. The Company shall have in place and in full force and effect, a director's and officer's insurance policy in the minimum amount of $5,000,000.00.

         6. COVENANTS OF THE COMPANY.

                  6.1 APPOINTMENT OF MARTIN SHUM. Immediately following the Closing, the Company shall appoint Martin Shum to its Board of Directors. Furthermore, for a period of two (2) years after the Closing, at each shareholders' meeting at which directors are to be elected, the Company agrees to nominate Martin Shum as part of its management's slate of nominees to its Board of Directors.

                  6.2 MAINTENANCE OF DIRECTOR'S AND OFFICER'S INSURANCE POLICY. The Company agrees to maintain and keep in full force and effect, for a period of at least 2 years after the Closing, a director's and officer's insurance policy in a minimum amount of $5,000,000.00.

         7. MISCELLANEOUS.

                  7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

                  7.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three
(3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  7.7 EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  7.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

                  7.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  7.10 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            NETSPEAK CORPORATION

                                            By:/s/ ROBERT KENNEDY
                                               ---------------------------------
                                            Name:    Robert Kennedy
                                            Title: President

                           Address: 902 Clint Moore Road, Suite 104 Boca Raton, Florida 33487

                                            INVESTOR:

                                            ACT NETWORKS, INC.

                                            By:/s/ MELVIN L. FLOWERS
                                               ---------------------------------
                                            Name:    Melvin L. Flowers
                                            Title: CFO and Vice President
                                                     Finance and Administration

                           Address:         188 Camino Ruiz
                                            Camarillo, California 93012